UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2013

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.08.

Shareholder Director Nominations.

Ecosphere Technologies, Inc. (the “Company”) has set March 15, 2013 as the deadline for a shareholder to submit a proposal to be included in the Company’s proxy materials for the 2013 Shareholder’s Meeting.

Item 8.01.

Other Events.

As previously announced, the Company has commenced manufacturing units 13 and 14 (the “Units”) for sale to Hydrozonix LLC (“Hydrozonix”) under the Exclusive Product Purchase and Sublicense Agreement dated March 18, 2011 (the “Exclusive Agreement”).  The Company has entered into an agreement with Hydrozonix under which Hydrozonix placed a purchase order for the Units on February 7, 2013 which is contingent upon Hydrozonix obtaining financing by March 31, 2013.  In the event that Hydrozonix is unable to obtain financing by March 31, 2013, Hydrozonix will have the right to cure the failure to obtain financing by April 15, 2013 by paying the full price of the Units and placing a non-contingent purchase order (and making the required down payment) for units 15 and 16.  If Hydrozonix is unable to meet the terms of this agreement, Hydrozonix will lose its preferential rights under the Exclusive Agreement including its exclusivity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ John Brewster
John Brewster Chief Executive Officer
Date: February 7, 2013